Investors: David Gennarelli, 415-507-6033
david.gennarelli@autodesk.com

Press:    Stacy Doyle, 503-707-3861
stacy.doyle@autodesk.com

AUTODESK REPORTS STRONG SECOND QUARTER RESULTS
Continued Subscription and ARR Growth Demonstrate Progress on Business Model Transition

SAN RAFAEL, Calif., AUGUST 25, 2016-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the second quarter of fiscal 2017.

Second Quarter Fiscal 2017

•
Total subscriptions increased 109,000 from the first quarter of fiscal 2017 to 2.82 million at the end of the second quarter. New model subscriptions increased 125,000 from the first quarter of fiscal 2017 to 692,000.

•
Total annualized recurring revenue (ARR) was $1.47 billion, an increase of 10 percent compared to the second quarter last year as reported, and 14 percent on a constant currency basis. New model ARR was $371 million and increased 82 percent compared to the second quarter last year as reported, and 86 percent on a constant currency basis.

•	Deferred revenue increased 23 percent to $1.52 billion, compared to $1.24 billion in the second quarter last year.

•
Revenue was $551 million, a decrease of 10 percent compared to the second quarter last year as reported, and 6 percent on a constant currency basis. During Autodesk's business model transition, revenue is negatively impacted as more revenue is recognized ratably rather than up front and as new offerings generally have a lower initial purchase price.

•
Total GAAP spend (cost of revenue plus operating expenses) was $614 million, an increase of 1 percent compared to the second quarter last year. GAAP spend includes a charge of $16 million for a previously announced restructuring and other facility exit costs.

•	Total non-GAAP spend was $525 million, a decrease of 4 percent compared to the second quarter last year. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted net loss per share was $(0.44). GAAP diluted net loss per share was $(1.18) in the second quarter last year.

•	Non-GAAP diluted net income per share was $0.05, compared to non-GAAP diluted net income per share of $0.19 in the second quarter last year.

"We posted terrific second quarter results driven by growth in new model subscriptions, the end of perpetual license sales, and diligent cost control,” said Carl Bass, Autodesk president and CEO. "We’ve now seen several quarters of strong growth from our new model subscriptions, as our customers and partners embrace a model that has greater flexibility and a better user experience. Finally, we continued to extend our leadership in the cloud during a quarter that delivered our largest-ever increase in cloud subscriptions led by BIM 360 and Fusion 360."

Second Quarter Operational Overview

"Continued adoption of product subscription drove strong growth in new model subscriptions, new model ARR, and deferred revenue," said Scott Herren, Autodesk Chief Financial Officer. "We saw record volume of product subscription for suites while also experiencing greater than expected volume of perpetual licenses for suites, stemming from the final availability of that offering. Based on our strong second quarter results and progress on our business model transition, we remain confident in our long-term goals of growing our subscription base by a 20% CAGR through our fiscal year 2020, which will drive a 24% CAGR in ARR and $6 per share in free cash flow."

Total subscriptions were 2.82 million, a net increase of 109,000 from the first quarter of fiscal 2017. Of total subscriptions, new model subscriptions (product, enterprise flexible license, and cloud subscription) were 692,000, a net increase of 125,000. The increase in new model subscriptions was led by product subscriptions. Maintenance subscriptions were 2.13 million, a net decrease of 16,000 from the first quarter of fiscal 2017.

Total ARR for the second quarter increased 10 percent to $1.47 billion compared to the second quarter last year as reported, and 14 percent on a constant currency basis. New model ARR was $371 million and increased 82 percent compared to the second quarter last year as reported, and 86 percent on a constant currency basis.
Maintenance ARR was $1.10 billion and decreased 3 percent compared to the second quarter last year as reported, and increased 1 percent on a constant currency basis. Total recurring revenue in the second quarter was 67 percent of total revenue compared to 55 percent of total revenue in the second quarter last year.

As a reminder, during the business model transition, revenue has been and will be negatively impacted as more revenue is recognized ratably rather than up front and as new product offerings generally have a lower initial purchase price. As part of the business model transition, Autodesk discontinued new perpetual license sales for most individual products at the end of the fourth quarter of fiscal 2016 and suites at the end of the second quarter of fiscal 2017.

Revenue in the Americas was $230 million, a decrease of 2 percent compared to the second quarter last year as reported, and on a constant currency basis. Revenue in EMEA was $221 million, a decrease of 2 percent compared to the second quarter last year as reported, and an increase of 5 percent on a constant currency basis. Revenue in APAC was $100 million, a decrease of 32 percent compared to the second quarter last year as reported, and 30 percent on a constant currency basis.

Revenue from our Architecture, Engineering and Construction (AEC) business segment was $253 million, an increase of 8 percent compared to the second quarter last year. Revenue from our Manufacturing business segment was $177 million, an increase of 3 percent compared to the second quarter last year. Revenue from our Platform Solutions and Emerging Business (PSEB) segment was $86 million, a decrease of 47 percent compared to the second quarter last year. Revenue from our Media and Entertainment (M&E) business segment was $34 million, a decrease of 16 percent compared to the second quarter last year.

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below under "Safe Harbor Statement." Autodesk's business outlook for the third quarter and full year fiscal 2017 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment and the continued success of our business model transition. A reconciliation between the fiscal 2017 GAAP and non-GAAP estimates is provided below or in the tables following this press release.

Third Quarter Fiscal 2017

Q3 FY17 Guidance Metrics	Q3 FY17 (ending October 31, 2016)
Revenue (in millions)	$470 - $485
EPS GAAP	($0.81) - ($0.74)
EPS non-GAAP (1)	($0.27) - ($0.22)
_______________
(1) Non-GAAP earnings per diluted share excludes $0.27 related to stock-based compensation expense, between $0.15 and $0.13 related to GAAP-only tax charges, $0.08 for the amortization of acquisition related intangibles, and $0.04 related to restructuring charges and other facility exit costs.

Full Year Fiscal 2017

FY17 Guidance Metrics	FY17 (ending January 31, 2017)
Revenue (in millions) (1)	$2,000 - $2,050
GAAP spend growth (cost of revenue plus operating expenses)	Approx. 2%
Non-GAAP spend growth (cost of revenue plus operating expenses) (2)	Approx. (2%)
EPS GAAP	($2.97) - ($2.74)
EPS non-GAAP (3)	($0.70) - ($0.55)
Net subscription additions	475,000 - 525,000
_______________
(1) Excluding the impact of foreign currency exchange rates and hedge gains/losses, revenue guidance would be $2,045 - $2,095 million.
(2) Non-GAAP spend excludes $226 million related to stock-based compensation expense, $86 million related to restructuring charges and other facility exit costs, and $69 million for the amortization of acquisition-related intangibles.
(3) Non-GAAP earnings per diluted share excludes $1.01 related to stock-based compensation expense, between $0.56 and $0.48 of GAAP-only tax charges, $0.39 related to restructuring charges and other facility exit costs, and $0.31 for the amortization of acquisition-related intangibles.

The third quarter and full year fiscal 2017 outlook assume a projected annual effective tax rate of (12) percent and 26 percent for GAAP and non-GAAP results, respectively. Assumptions for the annual effective tax rate are regularly evaluated and may change based on the projected geographic mix of earnings. At this stage of the business model transition, small shifts in geographic profitability significantly impact the effective tax rate.

Earnings Conference Call and Webcast

Autodesk will host its second quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

A replay of the broadcast will be available at 7:00 p.m. ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Glossary of Terms

Annualized Recurring Revenue (ARR): Represents the annualized value of our average monthly recurring revenue for the preceding three months. "Maintenance plan ARR" captures ARR relating to traditional maintenance attached to perpetual licenses. "New Model ARR" captures ARR relating to new model subscription offerings. Recurring revenue acquired with the acquisition of a business may cause variability in the comparison of this calculation.

ARR is currently our key performance metric to assess the health and trajectory of our business. ARR should be viewed independently of revenue and deferred revenue as ARR is a performance metric and is not intended to be combined with any of these items.

Constant Currency (CC) Growth Rates: We attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates as well as eliminating hedge gains or losses recorded within the current and comparative periods. Our constant currency methodology removes all hedging gains and losses from the calculation and applies a constant exchange rate across periods.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our long-term subscription, ARR and free cash flow targets, statements in the paragraphs under “Business Outlook” above, other statements about our short-term and long-term goals, statements regarding the impacts and results of our business model transition, expectations regarding the transition of product offerings to subscription and acceptance by our customers and partners of subscriptions, and other statements regarding our strategies, market and product positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to achieve our revenue and profitability objectives; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic and business conditions; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2016, which are on file with the U.S. Securities and Exchange

Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk makes software for people who make things. If you’ve ever driven a high-performance car, admired a towering skyscraper, used a smartphone, or watched a great film, chances are you’ve experienced what millions of Autodesk customers are doing with our software. Autodesk gives you the power to make anything. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2016 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations (1)
(In millions, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
	(Unaudited)
Net revenue:
Subscription	$322.0	$319.0	$648.0	$638.8
License and other	228.7	290.5	414.6	617.2
Total net revenue	550.7	609.5	1,062.6	1,256.0
Cost of revenue:
Cost of subscription revenue	38.2	40.0	78.0	78.7
Cost of license and other revenue	46.9	53.0	99.5	106.1
Total cost of revenue	85.1	93.0	177.5	184.8
Gross profit	465.6	516.5	885.1	1,071.2
Operating expenses:
Marketing and sales	243.1	240.8	483.9	494.7
Research and development	193.0	193.1	386.5	387.6
General and administrative	68.6	70.1	143.3	146.0
Amortization of purchased intangibles	7.8	8.2	15.7	17.1
Restructuring charges and other facility exit costs, net	16.0	—	68.3	—
Total operating expenses	528.5	512.2	1,097.7	1,045.4
(Loss) income from operations	(62.9)	4.3	(212.6)	25.8
Interest and other expense, net	(10.1)	(3.4)	(13.7)	(3.1)
(Loss) income before income taxes	(73.0)	0.9	(226.3)	22.7
Provision for income taxes	(25.2)	(269.5)	(39.6)	(272.2)
Net loss	$(98.2)	$(268.6)	$(265.9)	$(249.5)
Basic net loss per share	$(0.44)	$(1.18)	$(1.19)	$(1.10)
Diluted net loss per share	$(0.44)	$(1.18)	$(1.19)	$(1.10)
Weighted average shares used in computing basic net loss per share	223.2	227.0	223.8	227.1
Weighted average shares used in computing diluted net loss per share	223.2	227.0	223.8	227.1
_____________________
(1) As Autodesk has elected to early adopt ASU 2016-09 in the second quarter of fiscal 2017, we are required to reflect any adjustments as of February 1, 2016, the beginning of the annual period that includes the interim period of adoption. As a result of recording forfeitures as they occur, our stock based compensation expense decreased by $5.3 million for the three months ended April 30, 2016. Incorporating these non-cash, GAAP only, revisions results in a GAAP net loss of $167.7 million, and a GAAP diluted net loss per share of $0.75 for the three months ended April 30, 2016, which is reflected in the results for the six months ended July 31, 2016 above.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31, 2016	January 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,467.3	$1,353.0
Marketable securities	597.6	897.9
Accounts receivable, net	306.9	653.6
Prepaid expenses and other current assets	114.7	88.6
Total current assets	2,486.5	2,993.1
Marketable securities	505.6	532.3
Computer equipment, software, furniture and leasehold improvements, net	173.0	169.3
Developed technologies, net	66.6	70.8
Goodwill	1,597.4	1,535.0
Deferred income taxes, net	9.8	9.2
Other assets	208.5	205.6
Total assets	$5,047.4	$5,515.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$110.3	$119.9
Accrued compensation	160.0	243.3
Accrued income taxes	54.1	29.4
Deferred revenue	1,107.1	1,068.9
Other accrued liabilities	128.1	129.5
Total current liabilities	1,559.6	1,591.0
Long term deferred revenue	412.9	450.3
Long term income taxes payable	42.7	161.4
Long term deferred income taxes	66.6	67.7
Long term notes payable, net	1,489.2	1,487.7
Other liabilities	144.7	137.6
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,857.1	1,821.5
Accumulated other comprehensive loss	(129.8)	(121.1)
Retained earnings	(395.6)	(80.8)
Total stockholders’ equity	1,331.7	1,619.6
Total liabilities and stockholders' equity	$5,047.4	$5,515.3

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended July 31,
	2016	2015
	(Unaudited)
Operating activities:
Net loss	$(265.9)	$(249.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	70.4	74.0
Stock-based compensation expense	105.9	90.9
Deferred income taxes	(9.2)	223.0
Restructuring charges and other facility exit costs, net	68.3	—
Other operating activities	(6.2)	(15.3)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	346.9	64.4
Prepaid expenses and other current assets	(23.3)	(19.4)
Accounts payable and accrued liabilities	(44.6)	(80.3)
Deferred revenue	(1.4)	79.2
Accrued income taxes	(94.5)	(3.3)
Net cash provided by operating activities	146.4	163.7
Investing activities:
Purchases of marketable securities	(810.9)	(1,314.2)
Sales of marketable securities	354.7	187.0
Maturities of marketable securities	791.3	541.0
Capital expenditures	(42.6)	(29.8)
Acquisitions, net of cash acquired	(85.2)	(37.5)
Other investing activities	(6.7)	(13.1)
Net cash provided by (used in) investing activities	200.6	(666.6)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	54.2	61.9
Taxes paid related to net share settlement of equity awards	(19.9)	(28.7)
Repurchase and retirement of common stock	(270.0)	(207.7)
Proceeds from debt, net of discount	—	748.3
Other financing activities	—	(6.3)
Net cash (used in) provided by financing activities	(235.7)	567.5
Effect of exchange rate changes on cash and cash equivalents	3.0	(2.1)
Net increase in cash and cash equivalents	114.3	62.5
Cash and cash equivalents at beginning of the period	1,353.0	1,410.6
Cash and cash equivalents at end of the period	$1,467.3	$1,473.1

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, and non-GAAP diluted shares used in per share calculation. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges and other facility exit costs, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

GAAP cost of subscription revenue	$38.2	$40.0	$78.0	$78.7
Stock-based compensation expense	(1.7)	(1.2)	(3.5)	(2.6)
Amortization of developed technology	(0.1)	(0.8)	(0.4)	(1.9)
Non-GAAP cost of subscription revenue	$36.4	$38.0	$74.1	$74.2

GAAP cost of license and other revenue	$46.9	$53.0	$99.5	$106.1
Stock-based compensation expense	(1.7)	(1.2)	(3.3)	(2.7)
Amortization of developed technology	(10.6)	(11.2)	(21.2)	(23.6)
Non-GAAP cost of license and other revenue	$34.6	$40.6	$75.0	$79.8

GAAP gross profit	$465.6	$516.5	$885.1	$1,071.2
Stock-based compensation expense	3.4	2.4	6.8	5.3
Amortization of developed technology	10.7	12.0	21.6	25.5
Non-GAAP gross profit	$479.7	$530.9	$913.5	$1,102.0

GAAP marketing and sales	$243.1	$240.8	$483.9	$494.7
Stock-based compensation expense	(23.3)	(17.3)	(44.8)	(39.0)
Non-GAAP marketing and sales	$219.8	$223.5	$439.1	$455.7

GAAP research and development	$193.0	$193.1	$386.5	$387.6
Stock-based compensation expense	(20.2)	(14.8)	(39.1)	(32.4)

Non-GAAP research and development	$172.8	$178.3	$347.4	$355.2

GAAP general and administrative	$68.6	$70.1	$143.3	$146.0
Stock-based compensation expense	(7.4)	(6.2)	(15.2)	(14.2)
Non-GAAP general and administrative	$61.2	$63.9	$128.1	$131.8

GAAP amortization of purchased intangibles	$7.8	$8.2	$15.7	$17.1
Amortization of purchased intangibles	(7.8)	(8.2)	(15.7)	(17.1)
Non-GAAP amortization of purchased intangibles	$—	$—	$—	$—

GAAP restructuring charges and other facility exit costs, net	$16.0	$—	$68.3	$—
Restructuring charges and other facility exit costs, net	(16.0)	—	(68.3)	—
Non-GAAP restructuring charges and other facility exit costs, net	$—	$—	$—	$—

GAAP operating expenses	$528.5	$512.2	$1,097.7	$1,045.4
Stock-based compensation expense	(50.9)	(38.3)	(99.1)	(85.6)
Amortization of purchased intangibles	(7.8)	(8.2)	(15.7)	(17.1)
Restructuring charges and other facility exit costs, net	(16.0)	—	(68.3)	—
Non-GAAP operating expenses	$453.8	$465.7	$914.6	$942.7

GAAP (loss) income from operations	$(62.9)	$4.3	$(212.6)	$25.8
Stock-based compensation expense	54.3	40.7	105.9	90.9
Amortization of developed technology	10.7	12.0	21.6	25.5
Amortization of purchased intangibles	7.8	8.2	15.7	17.1
Restructuring charges and other facility exit costs, net	16.0	—	68.3	—
Non-GAAP income (loss) from operations	$25.9	$65.2	$(1.1)	$159.3

GAAP interest and other expense, net	$(10.1)	$(3.4)	$(13.7)	$(3.1)
Loss (gain) on strategic investments	0.3	(2.4)	(0.2)	(3.4)
Non-GAAP interest and other expense, net	$(9.8)	$(5.8)	$(13.9)	$(6.5)

GAAP provision for income taxes	$(25.2)	$(269.5)	$(39.6)	$(272.2)
Discrete GAAP tax benefit items	14.9	4.3	13.0	1.2
Establishment of valuation allowance on deferred tax assets	—	230.9	—	230.9
Income tax effect of non-GAAP adjustments	6.1	18.9	30.5	0.4
Non-GAAP (provision) benefit for income tax	$(4.2)	$(15.4)	$3.9	$(39.7)

GAAP net loss	$(98.2)	$(268.6)	$(265.9)	$(249.5)
Stock-based compensation expense	54.3	40.7	105.9	90.9
Amortization of developed technology	10.7	12.0	21.6	25.5
Amortization of purchased intangibles	7.8	8.2	15.7	17.1
Restructuring charges and other facility exit costs, net	16.0	—	68.3	—
Loss (gain) on strategic investments	0.3	(2.4)	(0.2)	(3.4)
Discrete GAAP tax benefit items	14.9	4.3	13.0	1.2
Establishment of valuation allowance on deferred tax assets	—	230.9	—	230.9
Income tax effect of non-GAAP adjustments	6.1	18.9	30.5	0.4
Non-GAAP net income (loss)	$11.9	$44.0	$(11.1)	$113.1

GAAP diluted net loss per share	$(0.44)	$(1.18)	$(1.19)	$(1.10)

Stock-based compensation expense	0.24	0.18	0.47	0.39
Amortization of developed technology	0.05	0.05	0.10	0.11
Amortization of purchased intangibles	0.03	0.04	0.07	0.07
Restructuring charges and other facility exit costs, net	0.07	—	0.30	—
Loss (gain) on strategic investments	—	(0.01)	—	(0.01)
Discrete GAAP tax benefit items	0.07	0.02	0.06	0.02
Establishment of valuation allowance on deferred tax assets	—	1.01	—	1.01
Income tax effect of non-GAAP adjustments	0.03	0.08	0.14	—
Non-GAAP diluted net income (loss) per share	$0.05	$0.19	$(0.05)	$0.49

GAAP diluted shares used in per share calculation	223.2	227.0	223.8	227.1
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	4.2	4.1	—	4.5
Non-GAAP diluted weighted average shares used in per share calculation	227.4	231.1	223.8	231.6